Exhibit 99.1

PDS Biotech Announces Final Topline Survival Data from
VERSATILE-002 Phase 2 Trial in Head and Neck Cancer

Median Overall Survival (mOS) of 39.3 months in patients with CPS ≥ 1 – best published result with standard of care pembrolizumab or pembrolizumab + chemotherapy is 17.9 months*

VERSATILE-003 Phase 3 trial in progress

PRINCETON, N.J., August 25, 2025 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers, today announced final topline survival data from its VERSATILE-002 Phase 2 clinical trial. VERSATILE-002 evaluated PDS0101 (Versamune® HPV) + Keytruda® (pembrolizumab) in patients with HPV16-positive first-line recurrent and/or metastatic head and neck squamous cell cancer (“1L R/M HNSCC”).

•	53 patients were enrolled in the 1L R/M HNSCC arm of the trial.
•
PDS0101 was administered by subcutaneous injection together with IV infusion of pembrolizumab during the first 4 treatment cycles.  The 5th and final subcutaneous dose of PDS0101 was administered on cycle 12. On every other cycle where PDS0101 was not administered, pembrolizumab monotherapy was administered. This continued until disease progression, death, or to cycle 35.

o	The median overall survival (mOS) is 39.3 months in patients with CPS ≥ 1. The lower limit of the 95% confidence interval is 23.9 months, and the upper limit is not yet estimable.
•
Durable patient survival is promoted by high levels of long-lasting, multifunctional HPV16-specific CD8+ T cells induced by PDS0101 and was similar across patient demographics and clinical characteristics such as age, CPS status, and prior treatment.

“We believe this final readout of topline survival data from our VERSATILE-002 clinical trial supports the durable clinical effect of PDS0101 with similarly promising survival outcomes reported in two other recently published studies, the IMMUNOCERV study, and the NCI-led study in HPV16-positive recurrent and/or metastatic cancers,” said Dr. Kirk Shepard, M.D., Chief Medical Officer of PDS Biotech. “We believe PDS0101, which is simple and easy to administer, brings new hope to the rapidly growing population of HPV16-positive head and neck cancer patients. We look forward to publishing the full data set for this trial later this year.”

“With these results, PDS Biotech is well positioned for leadership in the largest and most rapidly growing segment of HNSCC in the US and Europe. HPV16-positive HNSCC constitutes a significant and rapidly growing unmet medical need, and a targeted therapy to treat the underlying cause of the disease is urgently needed. We believe that oncologists will continue to prioritize therapies that give their patients the best chance for survival. With PDS0101 plus pembrolizumab, an added benefit appears to be that the combination is well tolerated, and no patients discontinued the trial due to treatment-related adverse events”, said Frank Bedu-Addo, PhD, President and Chief Executive Officer of PDS Biotech.

*No head-to-head studies have been performed comparing pembrolizumab and PDS0101

About the VERSATILE-002 Trial
VERSATILE-002 (NCT04260126) is an open-label, multi-center Phase 2 clinical trial evaluating the safety and efficacy of PDS0101, an HPV16-targeted immunotherapy, in combination with pembrolizumab for unresectable, recurrent or metastatic HPV16-positive HNSCC. The trial is designed to assess the combination therapy’s impact on patients who are either naive to or refractory to immune checkpoint inhibitors.

About PDS Biotechnology
PDS Biotechnology is a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers. The Company has initiated a pivotal clinical trial to advance its lead program in advanced HPV16-positive head and neck squamous cell cancers. PDS Biotech’s lead investigational targeted immunotherapy PDS0101 (Versamune® HPV) is being developed in combination with a standard-of-care immune checkpoint inhibitor, and also in a triple combination including PDS01ADC, an IL-12 fused antibody drug conjugate (ADC), and a standard-of-care immune checkpoint inhibitor. PDS01ADC is being evaluated in multiple phase 2 trials in various cancer indications in combination with standard of care.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to conduct clinical trials for PDS0101 (Versamune® HPV), PDS01ADC, PDS0103 (Versamune® MUC1) and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 (Versamune® HPV), PDS01ADC, PDS0103 (Versamune® MUC1) and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s or its partners’ ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding response rates, the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark of PDS Biotechnology Corporation.
Keytruda® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc.

Investor Contact:
Mike Moyer
LifeSci Advisors
Phone +1 (617) 308-4306
Email: mmoyer@lifesciadvisors.com

Media Contact:
Media Contact:
David Schull
Russo Partners
Phone +1 (858) 717-2310
Email: david.schull@russopartnersllc.com